Exhibit 10.14

[Execution Copy]

Bonus Award Letter

[Date]

[Name]

[Address]

Dear [Name]:

Invitation Homes 6 L.P. (the “Partnership”), on behalf of its subsidiaries and affiliates (collectively, the “Company”) is pleased to offer you the opportunity to participate in a bonus award program and earn a bonus award equal to $             (the “Bonus Award”). This Bonus Award Letter (the “Award Letter”) sets forth the terms and conditions of your Bonus Award. Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Partnership’s Amended and Restated Limited Partnership Agreement, dated as of January 5, 2017 (as modified, amended or supplemented from time to time).

1. Eligibility For Award.

(a) Your Bonus Award will vest on the earliest to occur of (i) a Public Offering, (ii) December 31, 2019, or (iii) a Sale Transaction (as defined below) (such date, the “Vesting Date”), subject to your continued employment through the Vesting Date. If your employment is terminated for any reason prior to the Vesting Date or if a Restrictive Covenant Violation occurs at any time prior to payment of the Bonus Award, you will forfeit all rights and entitlements to the Bonus Award otherwise granted hereunder.

(b) The Bonus Award shall be payable in a lump sum cash payment, provided, that the Partnership may, in its sole discretion, elect to deliver a number of Units of the Partnership (or, if applicable, in shares of the IPO Corporation), having a fair market value equal to the Bonus Award, in full satisfaction of the Bonus Award, in each case subject to Section 3 below.

(c) Payment of the Bonus Award described in Section 1(b) shall be made within 30 days following the Vesting Date; provided that, if the Vesting Date occurs pursuant to Section 1(a)(i), the Bonus Award shall be payable on the date that is six months and one day following such Vesting Date.

2. Definitions.

(a) “Public Offering” shall mean a sale of the equity interests of the Partnership (or any security of a subsidiary of the Partnership) to the public in an offering pursuant to an effective registration statement filed with the SEC pursuant to the Securities Act, as then in effect, provided that a Public Offering shall not include an offering made in connection with a business acquisition or combination or an employee benefit plan.

(b) “Restrictive Covenant Violation” means any event that constitutes a breach of any covenant regarding confidentiality, solicitation of employees or customers, protection of trade secrets or confidential information, or non-disparagement entered into by and between you and the Partnership.

(c) “Sale Transaction” shall mean (i) the date of the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Partnership, taken as a whole, to any “person” or “group” (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated pursuant thereto (the “Exchange Act”)) other than BREP IH6 Holdings LLC, a Delaware limited liability company or any of its affiliates (the “Sponsor” and together with its affiliates, the “Sponsor Group”), or (ii) the date on which the Sponsor Group ceases to be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of at least 15% by vote and value of the outstanding equity capital of the Partnership (or, if applicable, the equivalent equity capital in any successor entity or affiliated entity that becomes the holder of the principal operations of the Partnership and its subsidiaries).

3. Withholding. The Bonus Award will be paid less any applicable federal, municipal, state, local or other surcharge or withholding requirements which may be required to be withheld by the Company pursuant to any applicable law or regulation.

4. Interpretation. The General Partner of the Partnership shall solely be empowered to make all determinations or interpretations contemplated under this Award Letter, which determinations and interpretations shall, if made in good faith, be binding and conclusive on you and the Company.

5. Transferability. None of your rights under this Award Letter may be assigned, transferred, pledged or otherwise disposed of, other than by your will or under the laws of descent and distribution.

6. No Right To Employment or Other Benefits. This Award Letter shall not be construed as giving you the right to be retained in the employ of, or in any consulting relationship to the Partnership or any of its affiliates or subsidiaries. Further, the Company may at any time dismiss you from employment or discontinue any consulting relationship, free from any liability of any claim under this Award Letter. This Award Letter does not confer upon you any rights to receive any additional award, severance or change in control benefits, other than the Bonus Award.

7. No Trust Fund. This Award Letter shall not be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Partnership and any of its affiliates and you or any other person. To the extent that you acquire the right to receive payments from the Company under this Award Letter, such right shall be solely with respect the Company, and shall be no greater than the right of any unsecured general creditor of the Company.

8. Other Plans. Any portion of the Bonus Award that may become payable to you hereunder shall not be taken into account in computing your salary or other compensation for purposes of determining any benefits or compensation payable to you or your beneficiaries or estate under (a) any pension, retirement, life insurance or other benefit arrangement of the Company, or (b) any other agreement between you and the Company.

9. Amendment. This Award Letter may not be amended or modified other than by a written agreement executed by you and the Partnership, nor may any provision hereof be waived other than by a writing executed by you and the Partnership (or its successor).

10. Entire Agreement. This Award Letter and the documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to the subject matter hereof and thereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and therein. This Award Letter supersedes all prior agreements and understandings between the parties with respect to such subject matter.

11. Governing Law/Counterparts. The validity, construction, and effect of this Award Letter shall be determined in accordance with the laws of the state of Delaware. This Award Letter may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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Please indicate your agreement to the foregoing by executing this Award Letter where indicated below.

Invitation Homes 6 L.P.

By:
Name:
Title:

[Signature Page to Bonus Award Letter]

Agreed and acknowledged as of this      day of             , 2017:

Name:

[Signature Page to Bonus Award Letter]